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                                                                    EXHIBIT 3(c)

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                          WILLIAMS ENERGY PARTNERS L.P.

      The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

      I.    The name of the limited partnership is:

                          WILLIAMS ENERGY PARTNERS L.P.

      II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

      III.  The name and mailing address of each partner is as follows:

            Williams Energy Services           Williams GP LLC
            One Williams Center                One Williams Center
            Tulsa, OK  74172                   Tulsa, OK  74172

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of WILLIAMS ENERGY PARTNERS L.P. this 30th day of August, 2000.

                                            WILLIAMS ENERGY SERVICES
                                            Limited Partner

                                            By: /s/ Steven J. Malcolm
                                               -------------------------------
                                                Authorized Person


                                            WILLIAMS GP LLC
                                            General Partner

                                            By: /s/ Steven J. Malcolm
                                               -------------------------------
                                                Authorized Person

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                         AMENDMENT TO THE CERTIFICATE OF
                               LIMITED PARTNERSHIP
                                       OF
                          WILLIAMS ENERGY PARTNERS L.P.

      The undersigned, desiring to amend the Certificate of Limited Partnership of WILLIAMS ENERGY PARTNERS L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

      FIRST: The name of the Limited Partnership is WILLIAMS ENERGY PARTNERS
L.P.

      SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows: WILLIAMS GP LLC withdraws as general partner of WILLIAMS ENERGY PARTNERS L.P. WEG GP LLC is admitted as the new general partner of WILLIAMS ENERGY PARTNERS L.P. The mailing address of WEG GP LLC is as follows:

                               One Williams Center
                              Tulsa, Oklahoma 74172
                        Attn: Craig Rich, General Counsel

      IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 15 day of November, A.D. 2002.

                                             WEG GP LLC
                                             General Partner


                                             By: /s/ Craig R. Rich
                                                 -------------------------------
                                                 Craig R. Rich
                                                 Authorized Person